                                                                EXHIBIT 99.2

                    DENTAL PRACTICE ASSET PURCHASE AGREEMENT
                    ----------------------------------------


          THIS DENTAL PRACTICE ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into effective as of the 1st day of August, 1997 (the "Effective Date"), by and between GUARDS DENTAL, INC., a California corporation ("Guards") and ASSOCIATED DENTAL SERVICES, INC., a California corporation ("Associated").

                              W I T N E S S E T H:

          WHEREAS, Guards desires to sell and Associated desires to purchase substantially all of the tangible nonorthodontic-related assets of certain dental practices, as set forth below.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, promises, covenants and conditions contained herein, and for other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1.  The Assets. The assets sold hereunder shall consist of all of the
              ----------
tangible nonorthodontic-related assets as set forth on Schedule 1(a) attached
                                                       -------------
hereto (the "Assets") associated with the fifteen (15) dental practices at the locations set forth on Schedule 1(b) attached hereto (the "Dental Practices").

          2.  Assumption of Liabilities. As a material part of the consideration
              -------------------------
for the purchase and sale of the Assets, Associated shall assume, perform, discharge and pay when due any and all of the obligations and liabilities of Guards relating to the Assets; except for those transactions and invoices for services rendered or debt incurred prior to the Effective Date.

          3.  Sale and Purchase of Assets. Upon the execution of this Agreement,
              ---------------------------
Guards shall sell, transfer, convey, assign and deliver the Assets to Associated, and Associated shall purchase, acquire and accept the Assets from Guards, on the terms and subject to the conditions set forth herein.

          4.  Purchase Price and Purchase Note. As full payment for the transfer
              --------------------------------
of Assets by Guards to Associated, Associated shall pay to Guards an aggregate purchase price of Four Million Five Hundred Thousand Dollars ($4,500,000) (the "Purchase Price"), which aggregate amount shall be paid to Guards by Associated delivering to Guards an eight and one-half percent (8.5%), thirty (30) year negotiable promissory note in the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) in the form of Exhibit A attached hereto, executed
                                             ---------
concurrently with this Agreement (the "Note").

          5.  The Credit Program.
              ------------------

          5.1.  Obligation to Lend. On the terms, and subject to the conditions
                ------------------
set forth herein, Guards or one of its affiliated companies ("Guards Affiliate") shall upon request by Associated, loan to Associated up to Two Hundred Thousand Dollars ($200,000), plus any unused amount from prior months, on a monthly basis (the "Credit Program") commencing on the Effective Date and ending on: (i) eighteen (18) months thereafter; or (ii) when the aggregate outstanding amount loaned to Associated under the Credit Program is equal to One Million Dollars ($1,000,000); or (iii) upon Associated's exercise of its option to purchase certain assets pursuant to that certain Option Agreement dated August 1, 1997 by and between Guards and Associated, whichever comes first.

          5.2.  Borrowings. Commencing on the Effective Date, Associated may
                ----------
submit to Guards a notice (a "Borrowing Notice") specifying the total amount of the loan (up to a maximum of $200,000 per calendar month plus any unused amount from prior months) from Guards or one of its affiliated companies (the "Loan Amount"). The Borrowing Notice shall also specify (i) the desired date for advance of the Loan Amount (the "Loan Date"), and (ii) a detailed breakdown of the anticipated uses by Associated of the Loan Amount, which uses will be limited to the permitted uses listed on Schedule 5.2. Guards or a Guards
                                        ------------
Affiliate shall advance to Associated the Loan Amount.


          5.3.  Conditions Precedent to Loan. Notwithstanding anything herein to
                ----------------------------
the contrary, Guards or Guards Affiliate shall not be obligated to advance any Loan Amount to Associated unless, at the time for such advance pursuant to this Agreement, Associated is in full compliance all of the terms of the Guards Agreements or such non-compliance has been waived by Guards in the exercise of its sole and unqualified discretion.

          5.4.  Interest. Each Loan Amount shall bear, and Associated shall pay,
                --------
interest on all outstanding principal amounts thereof at a rate per annum equal to ten percent (10%).

          5.5.  Repayment and Credit Notes. Each Loan Amount shall be evidenced
                --------------------------
by, and repaid with interest by Associated in accordance with, a promissory note in the form of Exhibit B, attached hereto (the "Credit Notes"). Each Credit Note
               ---------
shall provide for monthly interest only payments on the Loan Amount during the eighteen (18) months following the Effective Date with the Loan Amount to be fully paid up and amortized during months nineteen (19) to forty-two (42) following the Effective Date.


          6.   Representations and Warranties of Guards.  As of the date hereof,
               ----------------------------------------
Guards represents and warrants to Associated as follows.

               6.1.  No Breach.  This Agreement does not constitute a breach or
                     ---------
violation of any deed, agreement or other contract by which Guards may be bound.

               6.2.  Title to Assets.  Guards is the owner of the Assets,
                     ---------------
beneficially and of record, and has full right, power and authority to sell, transfer and deliver the Assets to Associated upon consummation of the purchase contemplated hereby. Associated will acquire from Guards good and marketable title the Assets, free and clear of any and all covenants, conditions, pledges, security agreements, voting trust arrangements, liens, charges, claims, equities, restrictions, options and encumbrances, except as specified in Section
                                                                         -------
12 hereof.
--

               6.3.  Enforceability.  This Agreement is a valid and binding
                     --------------
obligation of Guards, enforceable against Guards in accordance with its terms.

          7.  Representations, Warranties and Covenants of Associated.  As of
              -------------------------------------------------------
the date hereof, Associated represents and warrants to Guards as follows:

               7.1. Organization and Good Standing.  Associated is a
                    ------------------------------
corporation duly organized, validly existing and in good standing under the laws of California and it has all requisite power to own, lease and operate its assets, properties and business and to carry on its business as now conducted and as proposed to be conducted.

               7.2  Authority to Execute and Perform Agreements.  Associated has
                    -------------------------------------------
all requisite power, authority and approval required to enter into, execute and deliver this Agreement and all other agreements and instruments to be executed by Associated in connection herewith (the "Purchase Documents") and to perform fully Associated's obligations hereunder and thereunder.

               7.3  Due Authorization; Compliance with Laws.  Associated has
                    ---------------------------------------
taken all actions necessary to authorize it to enter into and perform its obligations under this Agreement and the Purchase Documents and to perform fully Associated's obligations hereunder and thereunder. This Agreement and the Purchase Documents constitute the legal, valid and binding obligations of Associated, enforceable in accordance with their respective terms except as such enforceability may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws or by legal or equitable principles relating to or limiting the rights of contracting parties generally. Associated has complied with all applicable laws, orders, rules and regulations promulgated by any federal, state, municipal or other governmental authority, including without limitation, any of the foregoing applicable to Associated's activities in connection with the Dental Practices.

               7.4.  No Breach.  This Agreement and the Purchase Documents do
                     ---------
not constitute a breach or violation of any deed, agreement or other contract by which Associated may be bound.

               7.5.  Enforceability.  This Agreement and the Purchase Documents
                     --------------
are valid and binding obligations of Associated, enforceable against Associated in accordance with their terms.

               7.6.  Covenant of Associated After Effective Date.  Associated
                     -------------------------------------------
covenants and agrees that for as long as any of Associated's obligations and duties remain outstanding under any Note or Credit Note, Associated shall comply with all applicable laws, orders, rules and regulations promulgated by any federal, state, municipal or other governmental authority, including without limitation, any of the foregoing applicable to Associated's activities in connection with the Dental Practices.

          8.  Access to Records and Property of Dental Practice.  Each party
              -------------------------------------------------
agrees to cooperate with the other party's efforts in assessing the condition, location and utilization, of the Assets, and to facilitate each party's and its representatives' access to all contracts, books, records and all other information concerning the Assets as such party may reasonably request. All such data and information shall be kept confidential, except insofar as disclosure may be necessary in order to comply with applicable legal requirements; and all documents and other information supplied to Associated or its representatives by Guards shall, upon request, be returned to Guards if such information is not reasonably required for the ongoing utilization of the Assets.

          9.  Practice Management Agreement.  Concurrently with the execution of
              -----------------------------
this Agreement, Associated shall execute a service agreement in the form of Exhibit C attached hereto with Imprimis Dental Practice Management, Inc. (the
---------
"Service Agreement")


          10.  Agreement to Sublease and Sublease of Office Space.  Concurrently
               --------------------------------------------------
with the execution of this Agreement, Associated shall execute agreements to sublease from Guards the premises set forth in Schedule 1(b) (except for the
                                               -------------
premises located at 40756 Grimmer Blvd., Fremont, CA 94538 (the "Fremont Premises")), in the form of Exhibit D attached hereto (the "Sublease").
                            ---------
Additionally, concurrent with the execution of this Agreement, Guards shall execute agreements to sublease dental office space from Associated at the locations set forth in Schedule 1(b) (except for the Fremont Premises), in the
                       -------------
form of Exhibit E attached hereto (the "Dental Office Space Sublease"). With
        ---------
respect to the Fremont Premises, Guards agrees to cooperate and assist Associated in its leasing of the Fremont Premises, including, but not limited to Guards' guarantying a new lease for the Fremont Premises.


          11.  Execution of Documents.  Each party shall execute and file, or
               ----------------------
join in the execution and filing of, any applications or other documents that may be necessary in order to obtain the authorization, approval, or consent of any governmental body that may be required or which the other party may reasonably request in connection with the execution of this Agreement or consummation of the transactions contemplated by this Agreement.

          12.  Additional Security.  To secure the performance of Associated's
               -------------------
duties and obligations under this Agreement and under that certain Sublease, the Note, the Credit Notes, the Service Agreement and any and all other agreements, documents or instruments executed by Associated in connection with this Agreement and any and all agreements, documents or instruments executed by Pacific Coast Dental, Inc. ("Pacific") relating to and including that certain Dental Practices Purchase Agreement by and between Guards and Pacific (collectively, the "Guards Agreements"), Associated hereby collaterally assigns and grants a security interest to Guards in and to all of its assets, including without limitation the Assets transferred hereunder, now existing or hereafter acquired and/or accrued, including any proceeds or replacements relating to same. In connection with the granting of this security interest, Associated shall, immediately upon the request of Guards, execute appropriate Form UCC-l and/or financing statements necessary to perfect Guards' security interest as granted hereunder. Upon the event of breach of this Agreement or any of the Guards Agreements, Guards shall have all rights and remedies available at law or in equity to the collateral herein described, including but not limited to those afforded a secured creditor under the Uniform Commercial Code as adopted by the State of California and may, at Guards' sole discretion terminate any and/or all of the Guards Agreements.

          13.  Covenant Not to Compete.
               -----------------------

               13.1.  Noncompetition.  Associated will not, without the prior
                      --------------
written consent of Guards, compete directly or indirectly with the orthodontic practice of Guards located at the Dental Practices (the "Guards Site") by engaging in the business of orthodontics within five (5) miles of the Guards Site (these areas are hereinafter collectively referred to as the "Covered Areas") nor will Associated lease or sublease any of the Guards Sites to persons or entities who will engage in the practice of orthodontics other than Guards. Concurrently, Guards will not, without the prior consent of Associated, compete directly or indirectly with any Associated's operations relating to the Dental Practices within five (5) miles of any such site. The phrase "compete directly or indirectly," shall mean engaging or having an interest, directly or indirectly, as owner, partner, shareholder, independent contractor, capital investor, renderer of consultation services or advice or otherwise, either alone or in association with others, in the operation of any aspect of any type of business or enterprise competitive with the orthodontic practice of Guards or the business of Associated. Guards' covenant not to compete shall be effective at all times for a period of five (5) years from the Effective Date, or until such earlier time as (i) either party, its successors and assigns, shall cease to do business; or (ii) upon default by Associated under this Agreement or the Guards Agreements. Affiliated's covenant not to compete shall be effective at all times for a period of five (5) years from the Effective Date, or until such earlier time as either party, its successors and assigns, shall cease to do business.

               13.2.  Interpretation of Covenant.  The parties hereto agree that
                      --------------------------
both the scope and nature of the covenant and the duration and area for which the covenant not to compete set forth in this Section 13 is to be effective are
                                              ----------
reasonable in light of all facts and circumstances. In the event that any provision of this Section 13 shall to any extent be held invalid, unreasonable
                  ----------
or enforceable in any circumstances, the parties hereto agree that the remainder of this Section 13 and the application of such provision of this Section 13 to
        ----------                                               ----------
other circumstances shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Section 13, or any part thereof, is
                                           ----------
held to be unenforceable because of the scope or duration of or the area covered by such provision, the parties hereto agree that the court making such determination shall reduce the scope, duration and/or area of such provisions (and shall substitute appropriate provisions for any such unenforceable provisions) in order to make such provisions enforceable to the fullest extent permitted by law, and/or shall delete specific words and phrases, and such modified provisions shall then be enforceable and shall be enforced.


          14.  Indemnification by Associated.  Associated shall indemnify,
               -----------------------------
defend and hold Guards, its directors, officers, shareholders, attorneys, agents and representatives, and their respective successors and assigns, harmless from and against any and all losses, liabilities, obligations, judgments, settlements, damages, costs and expenses, including without limitation, attorneys' fees, court costs and other expenses of litigation (collectively "Losses") suffered by any of such parties and arising out of, resulting from or due to: (i) any breach of any representation, warranty, covenant or agreement of Associated contained in this Agreement or any other instrument contemplated by this Agreement; (ii) any misrepresentation contained in any statement or certificate furnished by Associated pursuant to this Agreement or in connection with the transactions contemplated by this Agreement; (iii) the liabilities and obligations assumed by Associated pursuant to Section 2; or (iv) any liability or obligation of Associated in connection with the Assets, or conduct relating to the Dental Practices after the date hereof.

          15.  Brokers.  Associated, on the one hand, and Guards, on the other
               -------
hand, represent to each other that there are no brokers' commissions or finder's fees payable in connection with the transactions contemplated by this Agreement and each party hereby agrees to indemnify and hold harmless the other from and against any demand, claim and/or liability asserted or established by or in favor of any third party for brokerage commission or finder's fee based on an agreement with or the actions of such party. This provision shall survive the consummation of the sale hereunder.

          16.  Notices.  All notices, requests, demands, consents and other
               -------
communications hereunder shall be in writing and shall be given or made in person, by fax or telecopy or by overnight delivery service, or mailed by first class registered or certified mail, postage prepaid, return receipt requested and addressed to the person and address set forth under each party's name on the signature page. Any party may change its address hereunder by notice in writing to the other party. Any notice, request, consent or other communication shall be deemed to have been given or made as of the date sent or given.

          17.  Governing Law.  This Agreement shall be interpreted and construed
               -------------
in accordance with, and governed by, the internal laws, and not the laws pertaining to conflicts or choice of law, of the State of California. The exclusive forum for the determination of any action relating to the validity and enforceability hereof shall be either an appropriate court of said State or a court of the United States which includes said State within its territorial jurisdiction.

          18.  Entire Agreement.  This Agreement, including all exhibits
               ----------------
referenced herein and attached hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof (except for documents executed contemporaneously herewith or pursuant hereto), and supersedes all negotiations, preliminary agreements, and all prior and contemporaneous agreements, representations and understandings of the parties hereto in connection with the subject matters hereof. No supplement, modification, amendment or termination of any of the terms, provisions, or conditions of this Agreement shall be binding unless made in writing signed by all parties hereto, their successors and assigns. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing signed by the party making the waiver.

          19.  Successors and Assigns.  This Agreement shall be binding upon,
               ----------------------
and shall inure to the benefit of, the parties hereto and to their executors, administrators, legatees, beneficiaries, personal representatives and assigns, except that no assignment by Associated may be made without the prior written consent of Guards.

          20.  Descriptive Headings.  The descriptive headings of the several
               --------------------
paragraphs and subparagraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          21.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          22.  Severability.  In the event that any provision of this Agreement
               ------------
is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect as though the invalid or unenforceable provision was not contained herein.

          IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.


ASSOCIATED DENTAL SERVICES, INC.     GUARDS DENTAL, INC.

By:________________________          By:________________________
Name:______________________          Name:  Kenneth E. Keating
Title:_____________________          Title: Vice President - Operations

Address: 25522 Marguerite Parkway    Address: 505 North Euclid Street
         Mission Viejo, CA  92692             Anaheim, CA  92803-4685

                                 Scedule 1(a)

                      The Assets of the Dental Practices
                      ----------------------------------

     The Assets shall consist of the following tangible nonorthodontic-related assets located at each of the Dental Practices:

     .   maintenance records and data;
     .   leasehold improvements
     .   facility records and data;
     .   furniture, fixtures and non-dental equipment;
     .   signs relating to the Dental Practices;
     .   dental and office supplies;
     .   telephone and facsimile numbers relating to each
          Dental Practice; and
     .   petty cash.

                                 Schedule 1(b)

                       Locations of the Dental Practices
                       ---------------------------------

          The Dental Practices are located at the following sites:

1.     CHULA VISTA                       9.   MODESTO
       510 Broadway, Suites 4 & 5             2900 Standford Avenue, Suite #2
       Chula Vista, CA  91910                 Modesto, CA  95350
       619-476-9400                           209-577-5008

2.     EL CAJON                          10.  NORTHRIDGE
       2990 Jamacha Road, #132                17017 Devonshire Blvd.
       El Cajon, CA  92019                    Northridge, CA  91324
       619-670-1700                           818-360-2216

3.     FAIRFIELD                         11.  PALMDALE
       1955 West Texas Street                 38745 Tierra Subida St., Ste. #150
       Fairfield, CA  94533                   Palmdale, CA  93550
       707-428-5400                           805-272-9091

4.     FREMONT                           12.  SACRAMENTO
       40756 Grimmer Blvd.                    3901 Madison Avenue
       Fremont, CA  94533                     Sacramento, CA  95660
                                              916-339-9000

5.     FRESNO                            13.  SANTA ROSA
       2745 W. Shaw Avenue #103               2525 Cleveland Avenue, Ste. B
       Fresno, CA  93711-3366                 Santa Rosa, CA  95401
       209-227-2900                           707-578-3118

6.     LA MESA                           14.  SAN RAMON
       5601 Grossmont Center Drive            9130-A East Alcosta Blvd.
       La Mesa, CA  91942                     San Ramon, CA  94593
       619-462-2272                           510-803-9700

7.     LANCASTER                         15.  VISTA
       1228 West Avenue K                     1010 E. Vista Way, #A & #B
       Lancaster, CA  91942                   Vista, CA  92083
       805-949-1970                           619-940-8811

8.     LONG BEACH
       17236 Downey Avenue
       Bellflower, CA  90706
       310-531-0221

                     PROMISSORY NOTE AND SECURITY INTEREST




$ 4,500,000                                                 August 1, 1997
                                                            Irvine, California

          FOR VALUE RECEIVED, the undersigned, ASSOCIATED DENTAL SERVICES, INC., a California professional dental corporation ("Associated"), hereby unconditionally promises to pay to GUARDS DENTAL, INC., a California corporation ("Guards"), or its successors and assigns, at its offices at 505 North Euclid Street, Anaheim, CA 92803-4685, or at such other place as the holder of this promissory note (this "Note") may from time to time designate in writing, the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) together with interest from the date hereof, at the rate of eight and one-half percent (8.5%) per annum or the maximum rate allowed by law, whichever rate is lower (the "Coupon Rate"), principal and interest payable in lawful money of the United States, without any deduction whatsoever, including but not limited to any deduction for any set-off or counterclaim over three hundred sixty (360) months (the "Term"), in monthly installments beginning one (1) month from the date of this Note, and in accordance with paragraphs 1 and 2 below.

          1.  Payments.
              --------

          1.1.  Interest Only Payments.  For the first twenty-four (24) months
                ----------------------
of the Term, Associated shall pay to Guards monthly interest only payments of __________________________________________ Dollars and ________ Cents
($_____.__) (the "Interest Only Payments") commencing on September 1, 1997 and payable thereafter on the first (1st) day of each month (a "Due Date").

          1.2.  Principal and Interest Payments.  Commencing on August 1, 1999,
                -------------------------------
Associated shall pay to Guards monthly principal and interest payments of __________________________________________ Dollars and ________ Cents
($_____.__) and payable thereafter on the first (1st) day of each month with the final such payment due on August 1, 2027 (the "Principal and Interest Payments") (the Interest Only Payments and the Principal and Interest Payments are collectively referred to herein as "Payments").

          1.3.  Manner of Payments.  All Payments due hereunder shall be made to
                ------------------
Guards by check delivered to the address set forth below (or such other address as Guards may designate from time to time by written notice), or by wire transfer of immediately available funds to such bank account as Guards may designate. Interest payable with respect to any period that is less than a full calendar month shall be calculated on the daily outstanding principal balance according to the actual number of days in such period as a fraction of a 360 day year.

          2.  Delinquent Payment.  If any Payment is not paid within ten (10)
              ------------------
days after any Due Date, Associated shall pay to Guards, in addition to the Payment and without any requirement of notice or demand by Guards, a late payment charge equal to one percent (1%) per month of the amount of the Payment or the maximum amount permitted under applicable law from such Due Date until Associated pays the Payment and accrued interest. Associated expressly acknowledges and agrees that the foregoing late payment charge provision is reasonable under the circumstances existing on the date of this Note, that it would be extremely difficult and impractical to fix Guards' actual damages arising out of any late payment and that the foregoing late payment charge shall be presumed to be the actual amount of such damages incurred by Guards. No provision in this Note (including without limitation the provisions for a late payment charge and for interest on any amounts remaining unpaid after any Due
Date) shall be construed as in any way excusing Associated from his obligation to make any Payment under this Note promptly when due.

          3.  Security Interest.  As security for the payment of principal and
              -----------------
accrued interest under this Note, Associated hereby grants to Guards a security interest in and to all of Associated's tangible nonorthodontics-related assets associated with the Dental practices located at Schedule 3 attached hereto, or
                                                ----------
any other assets owned by Associated, now existing or hereafter acquired and/or accrued, including any proceeds or replacements relating to the same (the "Collateral"). The security interest hereby created shall attach immediately upon execution of this Note and concurrently herewith, Associated shall execute any financing statement or financing statements requested by Guards to perfect the security interest created hereby. Such financing statement or statements shall be on a form or forms approved by the California Secretary of State and Associated shall forthwith pay to Guards the filing fees required to file such statement or statements in the manner required by the Uniform Commercial Code of California. In addition, Associated shall pay from its own funds, as they become due, all taxes and assessments levied or assessed against the Collateral, or any part of the Collateral, prior to the final termination of this Note. Upon any event of default hereunder, Guards shall be entitled to all the rights and remedies of a secured creditor with respect to such Collateral as provided for in the Uniform Commercial Code of California.

          4.  Presentment, Notice of Dishonor and Protest.  Associated consents
              -------------------------------------------
to renewals, replacements and extensions of time for any payment hereof, before, at or after maturity and waives, to the fullest extent permitted by applicable law, diligence, grace, presentment, exhibition, protest, demand, dishonor, exemption rights, nonpayment and notice, of every kind with respect to this Note or any payment hereunder. No delay or omission on the part of Guards in exercising any power, right, privilege or remedy under this Note shall operate as a waiver of such power, right, privilege or remedy or of any other power, right, privilege or remedy hereunder. It is agreed that the granting to Associated or any other party of an extension or renewal or extensions of the time for the payment or renewal of any sum or sums due hereunder or under any other instrument or for the performance of any covenant or stipulation thereof or the taking of security shall not in any way release or effect the liability of Associated on this Note.

          5.  Assignment.  Guards shall have the right to sell, assign or
              ----------
otherwise transfer this Note, either in part or in its entirety, without Associated's consent. This Note may not be assigned by Associated without the prior written consent of Guards or Guards' successors, heirs, representatives or assigns.

          6.  Successors and Assigns.  This Note and all of the covenants,
              ----------------------
promises and agreements contained in it shall be binding on and inure to the benefit of the respective legal and personal representatives, devisees, heirs, successors and assigns of Guards and Associated.

          7.  Modification.  This Note may not be changed, modified, or
              ------------
terminated except by an agreement in writing signed by the parties or their successors and assigns.

          8.  Severability.  If any provision of this Note, or the application
              ------------
of it to any party or circumstance, is held to be invalid, illegal or unenforceable, the remainder of this Note, and the application of such provision to other parties or circumstances, shall not be affected thereby, the provisions of this Note being severable in any such instance.

          9.  Attorneys' and Other Fees.  Associated hereby agrees to pay all
              -------------------------
costs and expenses, including without limitation attorneys' fees and disbursements, incurred by Guards, or adjudged by a court, in connection with the collection or enforcement of this Note or any portion of this Note, whether or not a suit is filed. This provision is separate and severable and shall survive any merger of this Note into any judgment.

          10.  Notice.  Notice to either party provided for in this Note shall
               ------
be given by personal delivery or by mailing such notice by first class or certified mail, return receipt requested, to the addresses stated below or such other address as either party may hereafter specify in writing:

               To Associated:
               --------------

               25522 Marguerite Parkway
               Mission Viejo, California  92692
               Attention:  Robert Stalcup/Frank Pellkofer

               To Guards:
               ----------

               505 North Euclid Street
               Anaheim, CA  92803-4685
               Attention:  Kenneth E. Keating

          11.  Governing Law.   This Agreement shall be interpreted and
               -------------
construed in accordance with, and governed by, the internal laws and not the laws pertaining to conflicts or choice of law of the State of California. The exclusive forum for the determination of any action relating to the validity and enforceability hereof shall be either an appropriate court of said State or a court of the United States which includes said State within its territorial jurisdiction.

          12.  Prepayment.  Associated may prepay the principal amount
               ----------
outstanding in whole or in part at any time and from time to time without penalty and without any discount.

        Executed at Irvine, California, on the 1st day of August, 1997.

                              ASSOCIATED DENTAL SERVICES, INC.

                              By:_____________________________

                              Name:___________________________

                              Title:__________________________

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                                   Schedule 3

                           Dental Practice Locations